Exhibit 3.56
LIMITED LIABILITY COMPANY AGREEMENT
OF
NOVELIS ACQUISITIONS LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Novelis Acquisitions LLC, a Delaware limited liability company (the “Company”), dated as of November 29, 2010 (the “Effective Date”) is made by Novelis North America Holdings Inc., a corporation organized under the laws of Delaware (“Holdings”), the sole holder of the Shares (as hereinafter defined) of the Company. This Agreement shall be effective as of the Effective Date.
ARTICLE I
FORMATION AND PURPOSE
1.1 Organization.
     (a) Holdings has formed a limited liability company known as Novelis Acquisitions LLC, a limited liability company organized under the Delaware Limited Liability Company Act, 18 Del. Code. §18-101, et seq., as amended from time to time (the “Act”), for the purposes set forth herein by causing the execution, delivery, and filing of the Certificate of Formation of the Company (the “Certificate of Formation”) with the Secretary of State of Delaware effective as of November 29, 2010.
     (b) The Certificate of Formation may be restated by the board of directors of the Company (the “Board”) as provided in the Act or amended by the Board with respect to the address of the registered office of the Company in the State of Delaware and the name and address of its registered agent in the State of Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Shareholders (as hereinafter defined) as provided herein. The Board shall deliver a copy of the Certificate of Formation to any Shareholder who so requests.
1.2 Term.
     The life of the Company shall be perpetual, unless sooner terminated pursuant to the provisions of this Agreement or as provided by law.
1.3 Fiscal Year.
     The annual accounting period of the Company shall be its taxable, or fiscal, year. The Company’s taxable, or fiscal, year shall be selected by the Board, subject to the requirements and limitations of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, from time to time as the needs of the Company’s business require.
1.4 Purpose.
     The principal business activity and purpose of the Company shall initially be to engage in any lawful business, purpose, or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion, or attainment of the business purposes or activities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Shareholders or directors responsible for the liabilities of the Company.
1.5 Registered Office.
     The address of the registered office of the Company in the State of Delaware shall be as stated in the Certificate of Formation. The Company may also have offices at such other places outside the United States of America as the Board may from time to time determine or the business of the Company may require.
1.6 Qualification in Other Jurisdictions.
     The Board shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver, and file any certificates and documents necessary to effect such qualification or registration, including, without limitation, the appointment of agents for service of process in such jurisdictions.
ARTICLE II
SHARES
2.1 Shares.
     (a) The Company is authorized to issue an unlimited number of Shares of common interests (the “Shares”). Each holder of Shares is referred to herein as a “Shareholder.” Fractions of a Share may be created and issued. The rights, preferences, privileges, and restrictions granted to and imposed upon the Shares shall be as provided herein. The directors of the Company may, at any time and from time to time, authorize the Company to issue, or take subscriptions for, Shares.
     (b) Except as otherwise provided in this Agreement, as it may be amended from time to time:
     (i) all Shares are identical in all respects and entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions; and
     (ii) the holder of each Share shall have the right to one vote per Share on each matter submitted to a vote of the Shareholders.
2.2 Certificates of Shares.
     (a) The ownership of Shares shall be evidenced by certificates. Each Shareholder shall be entitled to a certificate representing such Shareholder’s Shares in such form as may from time to time be prescribed by the Board. Such signatures may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.
     (b) The certificates of shares of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder’s name and the number of shares, and shall be signed by any two officers. Unless otherwise determined by the Board, one share shall be issued to each Shareholder for each one dollar (US$1.00) of share capital contributed to the Company.

The Company shall issue share certificates to all initial Shareholders, any Shareholders later admitted, and to any Shareholder contributing additional capital to the Company.
     (c) The Company shall keep a register of its Shareholders at its principal offices (or such other location as may be required by the Act), or at any other office designated by the Board. There shall be entered on such register, at any time of the issuance of each share, the number of the certificate issued, the kind of certificate issued, the name, address, telephone and fax numbers and email address of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked “cancelled” with the date of cancellation.
     (d) Each Shareholder of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be set forth herein or as may be established by the Board, to obtain the register from the Company from time to time upon reasonable demand for any purpose reasonably related to the Shareholder’s interest as a Shareholder of the Company, but only during the Company’s normal business hours.
2.3 Lost or Destroyed Certificates.
     (a) The holder of any shares of the Company shall immediately notify the Company of any loss or destruction of any certificate issued to him. The Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Company a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.
     (b) A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
2.4 Record Date.
     (a) The Board may set a record date for a stated period for the purpose of making any proper determination with respect to Shareholders, including which Shareholders are entitled to receive notice of a meeting, to vote at a meeting, to receive a distribution, or to be allotted other rights.
     (b) The record date may not be prior to the close of business on the day the record date is fixed. The record date shall not be more than 90 days before the date on which the action requiring the determination will be taken. In the case of a meeting of Shareholders, the record date shall be at least 10 days before the date of the meeting.
ARTICLE III
MEMBERSHIP AND TRANSFERABILITY
3.1 Shareholders.
     (a) For the purpose of this Agreement, the term “Shareholder” shall mean a “Member” as defined under Section 18-101(11) of the Act.

     (b) As of the Effective Date, the Company has 1,000 Shares issued and outstanding, and such Shares are held by Holdings. In consequence, as of the Effective Date, Holdings is the holder of 100% of the ownership interest in the profits and losses of the Company, has the right to receive any and all distributions from the Company, has the sole right to vote on and approve actions and decisions reserved to the Shareholders under this Agreement or the Act, and has the right to any and all other benefits to which Shareholders of a limited liability company may be entitled under this Agreement or the Act.
     (c) No person may become a Shareholder of the Company unless he, she, or it holds Shares, and no person who acquires a previously outstanding Share or Shares in accordance with this Agreement shall be a Shareholder of the Company within the meaning of the Act unless such Share or Shares are acquired in compliance with the provisions of this Article III. When any person is admitted as a Shareholder or ceases to be a Shareholder, the Board shall prepare an Annex to this Agreement describing the then-current membership of the Company.
     (d) Each Shareholder shall have a Capital Account maintained in his or her name, adjusted from time to time in accordance with this Section and accounting procedures approved by the Board. Each Shareholder’s Capital Account shall be (a) credited with the amount of cash and the value of other property contributed by the Shareholder to the Company and the allocations to the Shareholder of Company income, gain, and credits and (b) debited with distributions to the Shareholder and allocations to such Shareholder of Company loss and deductions. The foregoing provisions of this Section and the other provisions of this Agreement relating to the maintenance of capital accounts shall comply with the Internal Revenue Code of 1986, as amended, and shall be interpreted and applied to give all allocations substantial economic effect in accordance with the Treasury Regulations. No Shareholder shall be required to contribute capital to the Company. If a Shareholder contributes capital to the Company, the Shareholder may not withdraw, and is not otherwise entitled to the return of, all or any portion of the contributed capital until the departure of the Shareholder from the Company.
3.2 Substitute Shareholders.
     No Shareholder shall have the right to designate an assignee of Shares as a substitute Shareholder. No assignee of Shares shall have the rights, powers, and obligations of a Shareholder under this Agreement (including, without limitation, any right to vote on any matter) unless each Shareholder consents to the admission of the proposed assignee as a Shareholder. An assignment of a Share entitles the assignee to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor was entitled to the extent assigned.
3.3 Termination of Membership.
     A Shareholder ceases to be a Shareholder and to have the power to exercise any rights or powers of a Shareholder upon assignment of all of his, her, or its Shares. The pledge of, or granting of, a security interest, lien, or other encumbrance in or against any or all of the Shares shall, by itself, not cause the Shareholder to cease to be a Shareholder or cease to have the power to exercise any rights or powers of a Shareholder.

3.4 Transferability.
     No Shareholder, without the prior written consent of all other Shareholders, shall sell, assign, transfer, mortgage, or pledge his, her, or its Shares. The Company shall not be required to recognize any such transfer until each Shareholder consents.
ARTICLE IV
MEETINGS OF SHAREHOLDERS
4.1 Time and Place of Meetings.
     All meetings of the Shareholders for the election of directors or for any other purpose shall be held at such time and place, within or outside the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
4.2 Annual Meetings.
     Annual meetings of Shareholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the Shareholders shall elect the directors, and transact such other matters as may properly be brought before the meeting. Failure to hold an annual meeting shall not have any adverse effect on the Company or its ability to conduct business.
4.3 Notice of Annual Meetings.
     Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Shareholder entitled to vote at such meeting not less than three nor more than 60 days before the date of the meeting.
4.4 Special Meetings.
     Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, shall be called at the request in writing of a majority of the directors, or at the request in writing of Shareholders owning a majority of the Shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
4.5 Notice of Special Meetings.
     Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Shareholder entitled to vote at such meeting not less than three nor more than 60 days before the date of the meeting, to each Shareholder entitled to vote at such meeting.
4.6 Quorum.
     The holders of a majority of the Shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by the Act or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
4.7 Action by Shareholders.
     When a quorum is present at any meeting, the vote of the holders of a majority of the Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of this Agreement, the Act, or of the Certificate of Formation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
4.8 Written Action.
     Any action required to be taken at any annual or special meeting of Shareholders of the Company, or any action which may be taken at any annual or special meeting of such Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Shares having not less than the minimum amount that would be necessary to authorize or take such action at a meeting at which all interests in the Company entitled to vote thereon were present and voted.
ARTICLE V
DIRECTORS
5.1 Management of the Company.
     (a) The business and affairs of the Company shall be managed under the direction of its Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not, by statute or by the Certificate of Formation or by this Agreement, directed or required to be exercised or done by the Shareholders.
     (b) For all purposes, the directors constituting the Board shall have the powers, duties, rights, and responsibilities, and, for all statutory purposes, be deemed “Managers” in accordance with Section 18-402 of the Act. Each member of the Board shall have one vote on each matter submitted to the vote of the Board.
     (c) A Shareholder, as such, shall not take part in, or interfere in any manner with, the management, conduct, or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.
5.2 Number and Term.
     (a) The number of directors of the Company shall be such number as shall be designated from time to time by resolution of the Board and initially shall be two. The directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 5.3.
     (b) Leslie J. Parrette, Jr. and Steven R. Fisher are hereby elected as the initial directors. Each director elected shall hold office for a term of one year and shall serve until his/her successor is elected and qualified or until his/her death, resignation, or removal. Any director may be removed from the Board at any time by the vote of the holders of a majority of the Shares then outstanding.

5.3 Vacancies and New Directorships.
     Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the holders of a majority of the Shares then outstanding, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified, unless sooner displaced.
5.4 Place of Meetings.
     The Board may hold meetings, both regular and special, at any place within or outside the State of Delaware.
5.5 Regular Meetings.
     Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
5.6 Special Meetings.
     Special meetings of the Board may be called on the written request of a majority of directors, upon providing one day’s notice to each director, either personally or by mail or by telegram. A director shall waive failure to give notice if such director shall attend or otherwise participate in such meeting.
5.7 Quorum.
     At all meetings of the Board, all of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
5.8 Action by Written Consent.
     Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.
5.9 Participation in Meetings by Conference Telephone.
     Directors may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating can hear each other, provided that such director is in the United States of America at all times during the meeting.
5.10 Committees of Directors.
     (a) The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee.

     (b) Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all of the powers and authority of the Board and may authorize the seal of the Company, if any, to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters:
     (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by the Act to be submitted to Shareholders for approval; or
     (ii) adopting, amending, or repealing any provision of the Company’s Certificate of Formation or this Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The provisions of Sections 5.4 through 5.9 shall also apply to meetings of each committee as if the references in such provisions to the Board were instead references to such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when requested.
5.11 Compensation of Directors.
     (a) Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     (b) Directors may also be reimbursed by the Company for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.
ARTICLE VI
NOTICES
6.1 Generally.
     Whenever, under the provisions of the Certificate of Formation, this Agreement, or the Act, notice is required to be given to any director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Shareholder, at such director’s or Shareholder’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when received. Notice to directors may also be given by telegram, facsimile, or telephone.
6.2 Waiver.
     Whenever any notice is required to be given under the provisions of the Certificate of Formation, this Agreement, or the Act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
OFFICERS AND REPRESENTATIVES
7.1 Generally.
     The Board may at any time and from time to time appoint one or more persons who shall be referred to as “officers” or “representatives” of the Company to perform certain duties on behalf of the Company.
7.2 Removal.
     Any officer or representative appointed by the Board may be removed at any time by the affirmative vote of the directors.
7.3 Authorities and Duties.
     The officers and representatives of the Company shall have such authority and shall perform such duties, if any, as may be specified by the Board from time to time, and, unless the Board specifies otherwise, as are incident to the name of the office held.
ARTICLE VIII
INDEMNIFICATION
8.1 Limitation of Liability.
Except as otherwise expressly provided by the Act:
     (a) the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations, and liabilities of the Company; and
     (b) no Shareholder, director, officer, representative, agent, or employee of the Company shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Shareholder, director, officer, representative, agent, or employee of the Company.
8.2 Exculpation.
     No Shareholder, director, officer, representative, agent, or employee of the Company shall be liable to the Company or any other Shareholder, director, officer, representative, agent, or employee of the Company for any loss, damage, or claim incurred by reason of any act or omission of such Shareholder, director, officer, representative, agent, or employee of the Company, except to the extent that such act or omission involved such person’s fraud, gross negligence, or willful misconduct.
8.3 Indemnification.
     (a) The Company shall, to the fullest extent permitted by the Act, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, proceeding, or claim, whether civil, criminal, administrative, or investigative, by reason of the fact that he, she, or it is or was, or has agreed to become, a Shareholder, director, officer, representative, or employee of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, manager, officer, representative, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her, or its capacity as a Shareholder, director, officer, representative, or employee of the Company, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit, or proceeding and any appeal therefrom.
     (b) Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article VIII shall be deemed to be a contract between the Company and each person referred to herein. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person.
8.4 Advances.
     Any person claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.
8.5 Procedure.
     On the request of any person requesting indemnification under this Article VIII, the Board or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or such committee so directs or if the Board or such committee is not empowered by statute to make such determination.
8.6 Other Rights.
     The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Shareholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, or representative and shall inure to the benefit of the heirs, executors, and administrators of such person.
8.7 Modification.
     No amendment or repeal of any provision of this Article VIII shall alter, to the detriment of an Indemnitee, the right of such Indemnitee to the advancement of expenses or indemnification hereunder related to a claim based on an act or failure to act which took place prior to such amendment or repeal.
ARTICLE IX
DISTRIBUTIONS
9.1 Distributions.
     (a) Distributions, if any, upon the Shares may be declared by the Board at any regular or special meeting, subject to the Certificate of Formation, this Agreement, and the Act.

     (b) Subject to applicable law, distributions may only be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board may determine.
     (c) Any such distribution shall be made to the holders of the Shares pro rata in proportion to the number of Shares held by each Shareholder.
9.2 Reserves.
     Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Board, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for working capital, capital expenditures, or operating expenses, or for equalizing distributions, or for repairing or maintaining any property, or for such other purpose as the Board shall deem necessary or advisable, and the Board may modify or abolish any such reserve in the manner in which it was created.
9.3 Distributions Upon Dissolution of the Company.
     Upon dissolution of the Company, the Board shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining fair value therefor, and shall apply and distribute the proceeds in the following order of priority:
     (a) first, to the payment and discharge of all of the Company’s debts, liabilities, and obligations, including the establishment of necessary reserves; and
     (b) second, to the holders of the Shares pro rata in proportion to the number of Shares held by each Shareholder.
9.4 Limitations on Distributions.
     Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Shareholder on account of its Shares if such distribution would violate Section 18-607 of the Act or other applicable law.
ARTICLE X
ACCOUNTING
     The books of account of the Company shall be kept in such a manner and at such location as the Board determines from time to time.
ARTICLE XI
TAXES
     Within 90 days after the end of each fiscal year, the Company will cause to be delivered to the holders of Shares such information, if any, with respect to the Company as may be necessary for the preparation of their federal, state, or local income tax or information returns, including a statement showing the Company’s income, gain, loss, deduction, and credits for the fiscal year.

ARTICLE XII
CONTRACTS, CHECKS, AND DEPOSITS
12.1 Contracts, Checks, Etc.
     All contracts and agreements authorized by the Board, and all checks, drafts, bills of exchange, or other orders for the payment of money, and all notes or other evidences of indebtedness of, by, or issued in the name of the Company shall be signed by such officer or officers, or agent or agents, as authorized by this Agreement or as may from time to time be designated by the Board, which designation may be general or confined to specific instances.
12.2 Deposits.
     All funds of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositaries as the Board may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board. Endorsements for deposit to the credit of the Company in any of its duly authorized depositaries shall be made in such manner as the Board from time to time may determine.
ARTICLE XIII
GENERAL PROVISIONS
13.1 Seal.
     The Board may adopt a seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
13.2 Rights of Creditors and Third Parties.
     This Agreement is entered into solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person.
13.3 Entire Agreement.
     This Agreement constitutes the entire agreement of the Shareholders relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.
13.4 Consent to Jurisdiction.
     The parties to this Agreement thereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the Company.
13.5 Binding Effect.
     This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, legal representatives, successors, assigns, and transferees. If a Shareholder which is not a natural person is dissolved or terminated, the successor of such Shareholder shall be bound by the provisions of this Agreement.

13.6 Governing Law; Severability.
     This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate of Formation or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.
13.7 Further Assurances.
     In connection with this Agreement and the transactions contemplated hereby, each Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Board.
13.8 Waiver of Certain Rights.
     Each Shareholder irrevocably waives any right it may have to maintain any action for dissolution of the Company, for an accounting, for appointment of a liquidator, or for partition of the property of the Company. The failure of any Shareholder to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Shareholder’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.
13.9 Notice to Shareholders of Provisions of this Agreement.
     By executing this Agreement, each Shareholder acknowledges that such Shareholder has actual notice of all of the provisions of this Agreement. Each Shareholder hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Shareholder hereby waives any requirement that any further notice thereunder be given.
13.10 Interpretation.
     Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.
13.11 Counterparts.
     This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

13.12 Confidentiality.
     Each Shareholder agrees that at all times, including periods during which such Shareholder holds an interest in the Company and any period during which such Shareholder has ceased to hold an interest in the Company, such Shareholder will:
     (a) hold in strict confidence the terms and provisions of this Agreement; and
     (b) hold in strict confidence, and not use, any confidential or proprietary data or information obtained from the Company with respect to the Company’s business or financial condition or otherwise except to the extent, in each case, that such information:
     (i) becomes a matter of public record, is published in a newspaper, magazine, or other periodical, or otherwise becomes available to the general public or generally known in the industry, other than as a result of any act or omission of such Shareholder or director;
     (ii) becomes lawfully available to such Shareholder or director from a third party which has no duty of confidentiality with respect to such information;
     (iii) is required to be disclosed under applicable law or judicial process or any exchange or other market on which securities of a Shareholder are traded, but only to the extent it must be disclosed, and provided that the Shareholder gives prompt notice of such requirement to the Company and the other Shareholders to enable the Company or such other Shareholders to seek an appropriate protective order; or
     (iv) is necessary to be disclosed in order for such director to properly perform his or her duties under this Agreement.
ARTICLE XIV
AMENDMENTS
     Except as otherwise provided the Act or the Certificate of Formation, this Agreement may be altered, amended, or repealed, or a new operating agreement may be adopted, only by the affirmative vote of the holders of a majority of the then outstanding Shares.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date and year first above written.

NOVELIS NORTH AMERICA HOLDINGS INC., as Sole Shareholder
By:	/s/ Leslie J. Parrette, Jr.
	Name:	Leslie J. Parrette, Jr.
	Title:	Vice President

Signature Page to Novelis Acquisitions LLC Limited Liability Company Agreement